UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May1, 2014 and in connection with Sylvain Toutant’s resignation, as described more fully below, Keurig Green Mountain, Inc. (the “Company”) appointed Stephane Glorieux, 46, as President, Keurig Canada Inc., a wholly owned subsidiary of the Company (“Keurig Canada”), effective May 23, 2014, to replace Mr. Toutant.  Mr. Glorieux has served as Vice President, Cold Platform & International Supply Chain for the Company since 2014.  From 2012 until 2014, Mr. Glorieux served as Vice President, Supply Chain and Manufacturing for Keurig Canada.  Prior to joining the Company, Mr. Glorieux was the Director, Customer Service and Logistics Director, Procurement, for Kraft Food France from 2008 until 2011.  From 1991 until 2008, Mr. Glorieux held various management positions with Kraft Food Canada.

In connection with his promotion, the Compensation and Organizational Development Committee of the Company’s board of directors (the “Compensation Committee”) increased Mr. Glorieux’s annual base salary from $255,000 CAD to $325,000 CAD, effective May 23, 2014. The Compensation Committee approved for Mr. Glorieux , effective as of May 23, 2014, a prorated target award under the annual cash incentive plan of 50% of annual base salary, and a target award under the long term equity incentive plan of 80% of annual base salary.  In connection with his promotion, Mr. Glorieux will also receive a one-time equity grant valued at $260,000 CAD, consisting of an award of restricted stock units and an option award to purchase shares of Company common stock, each award valued at 50% of the total grant, and each award vesting equally over four years; such restricted stock units and options to be priced at the closing price of the Company’s common stock as traded on the NASDAQ on May 23, 2014.

Mr. Glorieux is currently and will remain a participant in the Company’s 2008 Change-in-Control Severance Benefit Plan, as amended.  In connection with his appointment, Mr. Glorieux also entered into the Company’s standard form of indemnification agreement for officers.

There are no family relationships between Mr. Glorieux and any of the Company’s directors or executive officers and except for Mr. Glorieux’s employment arrangement described in this Current Report the Company has not entered into any transactions with Mr. Glorieux that are reportable pursuant to Item 404(a) of Regulation S-K.

On April 29, 2014 Mr. Toutant notified the Company of his resignation, effective May 30, 2014, as President, Keurig Canada in order to join a beverage retailer as President and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

Date: May 1, 2014

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